Exhibit 99.1

Fairchild Reports Results for the Fourth Quarter and Full Year 2015

Fairchild Semiconductor (NASDAQ: FCS), a leading global supplier of power semiconductors, today announced results for the fourth quarter and full year 2015 ended December 27, 2015. Fairchild reported fourth quarter sales of $317.2 million, down 7 percent from the prior quarter and 6 percent from the fourth quarter of 2014.

Fairchild reported a fourth quarter net loss of $7.1 million or $0.06 per diluted share compared to a net loss of $8.2 million or $0.07 per diluted share in the prior quarter and a net loss of $42.7 million or $0.36 per diluted share in the fourth quarter of 2014. Gross margin was 33.1 percent compared to 33.6 percent in the prior quarter and 31.0 percent in the year-ago quarter.

Fairchild reported fourth quarter adjusted gross margin of 33.0 percent, down 110 basis points from the prior quarter and 60 basis points higher than the fourth quarter of 2014. Adjusted gross margin excludes accelerated depreciation and inventory write-offs related to factory closures. Adjusted net income was $12.7 million or $0.11 per diluted share, compared to $23.3 million or $0.20 per diluted share in the prior quarter and $11.9 million or $0.10 per diluted share in the fourth quarter of 2014. See the Reconciliation of Net Income (Loss) to Adjusted Net Income exhibit included in this press release for more details on the other adjustment items.

Full year revenue for 2015 was $1.37 billion, 4% lower than 2014. Fairchild reported a net loss of $15.1 million or $0.13 per diluted share in 2015, compared to a net loss of $35.2 million or $0.29 per diluted share in 2014. Adjusted net income for 2015 was $63.2 million or $0.54 per diluted share, compared to $76.4 million or $0.62 per diluted share in 2014.

“While fourth quarter sales were lower than expected, distributors ordered less than they consumed resulting in a moderate sequential reduction in channel inventory,” said Mark Thompson, Fairchild’s chairman, president and CEO. “Our fourth quarter guidance assumed channel inventories would remain flat sequentially, so the total demand was in the middle of our original estimate range. This lower channel inventory level positions us very well as we enter 2016. Order rates were stable with book to bill near parity for the fourth quarter. Sales of our products serving the automotive end market were up strongly during the fourth quarter and grew 9 percent in 2015. Demand from the enterprise computing and telecom sector also remained solid during the quarter and finished the year with good momentum. The industrial, appliance and consumer end markets were weaker than expected, especially in greater China. Mobile end market demand also was lower sequentially due to inventory reductions and normal product cycle dynamics. Mobile sales were lower for the full year as demand from a large mobile customer decreased significantly in the second half and was partially offset by rising sales and content at two other large mobile accounts.”

“Looking forward, our order rates have improved in January and we are well positioned to deliver seasonal sales growth in the first quarter,” said Thompson.

Fourth Quarter and Full Year Financials

“Adjusted gross margin decreased sequentially but was in the middle of our guidance range due primarily to lower factory loadings in the prior quarter,” said Mark Frey, Fairchild’s executive vice president and CFO. “R&D and SG&A expenses were down 3 percent sequentially to $86 million due to the impact of the cost reduction program announced in the third quarter of 2015. Free cash flow was $37 million for the fourth quarter. For the full year 2015, we repurchased 5.8 million shares of our stock for $96 million to end the year with total cash and securities exceeding our debt by $83 million.”

Pending Acquisition Update

•	As previously announced on November 18, 2015, Fairchild entered into an Agreement and Plan of Merger with ON Semiconductor, under which a wholly owned subsidiary of ON Semiconductor agreed to acquire all of the outstanding shares of Fairchild common stock for $20.00 per share in cash.

•	Fairchild also previously disclosed on Fairchild’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on December 4, 2015, as amended and supplemented, that Fairchild is currently reviewing an unsolicited proposal from China Resources Microelectronics Limited and Hua Capital Management Co., Ltd. (the “Consortium”).

•	The parties continue to undertake reciprocal due diligence and discuss the terms of the Consortium’s proposal. The Board met on January 25, 2016 and received an update on the ongoing discussions. There can be no assurance that Fairchild’s board of directors will ultimately determine that the Consortium’s proposal is a Superior Proposal (as defined in the Agreement and Plan of Merger with ON Semiconductor), that the terms of a transaction will be the same as those reflected in the Consortium’s proposal or that any transaction with the Consortium will be agreed to or consummated.

•	Fairchild remains subject to the Agreement and Plan of Merger with ON Semiconductor, and Fairchild’s board of directors has not changed its recommendation in support of that agreement, nor has Fairchild’s board of directors made any recommendation with respect to the Consortium’s proposal.

Given the current acquisition process, Fairchild has discontinued its practice of providing detailed forward guidance and conducting an earnings conference call to discuss its financial results.

Adjusted gross margin, adjusted net income and free cash flow are non-GAAP financial measures and should not be considered replacements for GAAP results. See additional information on our non-GAAP financial measures and reconciliations to the most comparable GAAP measures in the appropriate reconciliation exhibit included in this press release as well as our SEC filings related to this announcement.

Special Note on Forward Looking Statements:

Some of the paragraphs above, including the one headed “Forward Guidance,” contain forward-looking statements that are based on management’s assumptions and expectations and involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: failure to maintain order rates at expected levels; failure to achieve expected savings from cost reduction actions or other adverse results from those actions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials at competitive prices; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from lower tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NASDAQ: FCS) – global presence, local support, smart ideas. Fairchild delivers energy-efficient, easy-to-use and value-added semiconductor solutions for power and mobile designs. We help our customers differentiate their products and solve difficult technical challenges with our expertise in power and signal path products. Please contact us on the web at www.fairchildsemi.com.

Important Information:

This communication is not an offer to buy nor a solicitation of an offer to sell any securities of Fairchild. The solicitation and the offer to buy shares of Fairchild common stock has been made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that ON Semiconductor and Falcon Operations Sub, Inc. have filed with the SEC. In addition, Fairchild has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Fairchild and ON Semiconductor have mailed these documents to Fairchild’s stockholders. In addition, stockholders are able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the tender offer and the merger, free of charge at the SEC’s website at www.sec.gov. Stockholders may also obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) by contacting Fairchild’s Investor Relations Department either by telephone at (207) 775-8660 or by e-mail at investor@fairchildsemi.com.

STOCKHOLDERS OF FAIRCHILD ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Editorial Contacts:

Fairchild Semiconductor:	Agency Contact:
Dan Janson	Topaz Partners
Investor Relations	Sarah Thomas
207 775-8660	781 404-2427
Email: investor@fairchildsemi.com	fairchild@topazpartners.com

Fairchild Semiconductor International, Inc.

Consolidated Statements of Operations

(In millions, except per share and percent data)

(Unaudited)

	Three Months Ended			Year Ended
	December 27, 2015	September 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Total revenue	$317.2	$342.1	$336.6	$1,370.2	$1,433.4
Cost of sales (1)	212.2	227.1	232.2	932.4	967.8

Gross margin	105.0	115.0	104.4	437.8	465.6

Gross margin %	33.1%	33.6%	31.0%	32.0%	32.5%

Operating expenses:
Research and development (2)	38.2	40.4	40.1	162.6	165.8
Selling, general and administrative (3)	47.4	47.9	51.6	205.8	215.9
Amortization of acquisition-related intangibles	2.3	1.9	2.1	8.4	10.6
Restructuring, impairments, and other costs	11.0	27.7	7.3	47.6	49.8
Acquisition-related costs	6.5	—	—	6.5	—
Goodwill impairment charge	—	—	—	0.6	—
Charge for litigation	—	—	—	—	4.4

Total operating expenses	105.4	117.9	101.1	431.5	446.5

Operating income (loss)	(0.4)	(2.9)	3.3	6.3	19.1
Other expense, net	1.2	1.4	1.3	5.4	6.5

Income (loss) before income taxes	(1.6)	(4.3)	2.0	0.9	12.6

Provision for income taxes	5.5	3.9	44.7	16.0	47.8

Net loss	$(7.1)	$(8.2)	$(42.7)	$(15.1)	$(35.2)

Net loss per common share:
Basic	$(0.06)	$(0.07)	$(0.36)	$(0.13)	$(0.29)

Diluted	$(0.06)	$(0.07)	$(0.36)	$(0.13)	$(0.29)

Weighted average common shares:
Basic	113.4	114.6	118.0	115.4	121.4

Diluted	113.4	114.6	118.0	115.4	121.4

(1) Equity compensation expense included in cost of sales	$1.0	$1.4	$1.3	$5.2	$5.3
(2) Equity compensation expense included in research and development	$2.1	$1.9	$2.1	$8.8	$8.4
(3) Equity compensation expense included in selling, general and administrative	$4.1	$3.7	$4.2	$16.8	$18.9

Fairchild Semiconductor International, Inc.

Reconciliation of Net Income (Loss) To Adjusted Net Income

(In millions)

(Unaudited)

	Three Months Ended			Year Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2015	2015	2014	2015	2014
Net loss	$(7.1)	$(8.2)	$(42.7)	$(15.1)	$(35.2)
Adjustments to reconcile net loss to adjusted net income:
Restructuring, impairments, and other costs	11.0	27.7	7.3	47.6	49.8
Acquisition-related costs	6.5	—	—	6.5	—
Gain from sale of equity investment	—	—	—	—	(1.4)
Loss on disposal of property, plant and equipment	—	—	—	—	1.9
Accelerated depreciation on assets related to factory closures (1)	(0.1)	0.8	4.7	8.7	6.5
Inventory write-offs associated with factory closures (1)	(0.1)	1.0	—	5.5	—
Charge for litigation	—	—	—	—	4.4
Goodwill impairment charge	—	—	—	0.6	—
Amortization of acquisition-related intangibles	2.3	1.9	2.1	8.4	10.6
Associated tax effects of the above and other acquisition-related intangibles	0.2	0.1	3.7	1.0	3.0
Change in deferred tax asset value	—	—	36.8	—	36.8

Adjusted net income	$12.7	$23.3	$11.9	$63.2	$76.4

Adjusted net income per common share:
Basic	$0.11	$0.20	$0.10	$0.55	$0.63

Diluted	$0.11	$0.20	$0.10	$0.54	$0.62

(1)	Recorded in cost of sales

Fairchild Semiconductor International, Inc.

Reconciliation of Gross Margin To Adjusted Gross Margin

(In millions)

(Unaudited)

	Three Months Ended			Year Ended
	December 27, 2015	September 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Gross margin	$105.0	$115.0	$104.4	$437.8	$465.6
Adjustments to reconcile gross margin to adjusted gross margin:
Accelerated depreciation on assets related to factory closures	(0.1)	0.8	4.7	8.7	6.5
Inventory write-offs associated with factory closures	(0.1)	1.0	—	5.5	—

Adjusted gross margin	$104.8	$116.8	$109.1	$452.0	$472.1

Adjusted gross margin %	33.0%	34.1%	32.4%	33.0%	32.9%

Fairchild Semiconductor International, Inc.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	December 27, 2015	September 27, 2015	December 28, 2014
ASSETS
Current assets:
Cash and cash equivalents	$279.4	$242.9	$352.9
Short-term marketable securities	0.2	0.2	0.1
Receivables, net	132.6	157.9	124.0
Inventories	304.2	303.8	264.9
Other current assets	50.5	60.9	43.4

Total current assets	766.9	765.7	785.3

Property, plant and equipment, net	550.4	563.3	627.7
Intangible assets, net	27.5	30.0	37.2
Goodwill	204.5	205.4	209.2
Long-term securities	2.0	2.0	2.2
Other assets	34.6	24.1	27.5

Total assets	$1,585.9	$1,590.5	$1,689.1

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$110.6	$121.5	$106.2
Accrued expenses and other current liabilities	115.6	112.3	129.6

Total current liabilities	226.2	233.8	235.8

Long-term debt	198.4	198.0	197.1
Other liabilities	58.8	59.2	58.1

Total liabilities	483.4	491.0	491.0

Temporary equity - deferred stock units	6.3	6.1	4.0
Total stockholders’ equity	1,096.2	1,093.4	1,194.1

Total liabilities, temporary equity and stockholders’ equity	$1,585.9	$1,590.5	$1,689.1

Fairchild Semiconductor International, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Cash flows from operating activities:
Net loss	$(7.1)	$(42.7)	$(15.1)	$(35.2)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation and amortization	29.4	37.2	132.4	139.7

Non-cash stock-based compensation expense	7.2	7.6	30.8	32.6
Goodwill impairment charge	—	—	0.6	—
Gain on sale of equity investment	—	—	—	(1.4)
Deferred income taxes, net	1.9	40.8	1.6	34.9
Charge for litigation	—	—	—	4.4
Other	—	0.8	2.6	5.1
Changes in operating assets and liabilities, net of acquisitions	23.3	2.6	(58.5)	13.6

Net cash provided by operating activities	$54.7	$46.3	$94.4	$193.7

Cash flows from investing activities:
Capital expenditures	$(18.3)	$(13.2)	$(69.1)	$(54.5)
Proceeds from sale of equity investment	—	—	—	2.1
Proceeds from the sale of property, plant and equipment	0.9	3.8	8.0	3.8
Maturity of marketable securities	—	—	0.1	—
Other	(0.4)	0.2	(1.4)	(1.6)
Acquisitions and divestitures, net of cash acquired	—	—	—	(56.6)

Net cash used in investing activities	$(17.8)	$(9.2)	$(62.4)	$(106.8)

Cash flows from financing activities:
Repayment of long-term debt	$—	$—	$—	$(200.0)
Issuance of long-term debt	—	—	—	200.0
Proceeds from issuance of stock for share-based compensation arrangements	0.4	0.1	1.8	1.5
Purchase of treasury stock	—	(17.8)	(95.7)	(142.4)
Shares withheld for employees taxes	(0.8)	(1.5)	(11.5)	(9.2)
Other	—	—	(0.1)	(1.7)

Net cash used in financing activities	$(0.4)	$(19.2)	$(105.5)	$(151.8)

Net change in cash and cash equivalents	36.5	17.9	(73.5)	(64.9)
Cash and cash equivalents at beginning of period	242.9	335.0	352.9	417.8

Cash and cash equivalents at end of period	$279.4	$352.9	$279.4	$352.9

Fairchild Semiconductor International, Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Net cash provided by operating activities	$54.7	$46.3	$94.4	$193.7
Capital expenditures	(18.3)	(13.2)	(69.1)	(54.5)
Proceeds from the sale of property, plant and equipment	0.9	—	8.0	—

Free cash flow	$37.3	$33.1	$33.3	$139.2